Exhibit 99.1

TELETECH ANNOUNCES FOURTH QUARTER AND FULL YEAR

2016 FINANCIAL RESULTS

Fourth Quarter 2016 Results

Revenue was $344.9 Million ($346.4 Million Non-GAAP Constant Currency);

Operating Income was $6.2 Million, 1.8 Percent of Revenue

(8.6 Percent Non-GAAP Constant Currency);

Fully Diluted EPS Loss Per Share of 1 Cent

(Non-GAAP Fully Diluted EPS Per Share of 42 Cents)

Signed $122 Million in New Business

Provides Outlook for Full Year 2017 Revenue and Operating Income

Denver, Colo., March 8, 2017 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of customer experience, engagement and growth solutions, today announced financial results for the fourth quarter and full year ended December 31, 2016.

“2016 was an eventful year for us. Faced with sales execution challenges in the first half of 2016, we quickly implemented a set of strategic initiatives to optimize our sales performance and accelerate our profitability and cash flow,” commented Ken Tuchman, chairman and chief executive officer of TeleTech. “The completion of these strategic initiatives required certain restructure and impairment charges which are one time in nature and primarily non-cash charges. We are already realizing the benefit of these actions in our new business signings, growing revenue backlog, and operating income margin improvement. Our go-to-market optimization and streamlined cost structure together with 2016’s 42 new client relationships, addition of several new channel partners, and expanded footprint via the acquisition of Canadian-based Atelka positions us in 2017 to continue to deliver meaningful improvement in our top line growth, operating profit, and cash flow.”

Tuchman continued, “Customer engagement is at the forefront of every business strategy. The market demand for customer experience know-how is unquestionable. Our solutions uniquely combine strategy, analytics, technology and operations to provide our clients with everything they need to achieve customer success with every touchpoint. We are also pleased with the Board of Director’s recent decision to declare another increase in the semi-annual dividend to $0.22 per share, representing an 18.9 percent year-over-year increase, as well as increase the share repurchase allowance by an incremental $25 million. These decisions reflect confidence in our business outlook and cash flow generation. We remain committed to maximizing shareholder value.”

Investor Contact	Media Contact
Paul Miller	Olivia Griner
303.397.8641	303.397.8999

FULL YEAR 2016 FINANCIAL HIGHLIGHTS

Revenue

•                 Full year 2016 GAAP revenue was $1.275 billion compared to $1.287 billion in 2015.

•                 On a non-GAAP constant currency basis, 2016 revenue grew 0.7 percent over the prior year to $1.295 billion. Organic revenue growth was a negative 0.1 percent.

Income from Operations

•                 Full year 2016 GAAP income from operations was $52.8 million or 4.1 percent of revenue compared to $90.2 million or 7.0 percent of revenue in 2015.

•                 2016 income from operations on a non-GAAP constant currency basis, adjusted for $36.4 million in restructuring charges and asset impairments, was $83.3 million, representing 6.4 percent of adjusted revenue versus 7.8 percent the prior year.

Earnings Per Share

•                 Full year 2016 GAAP fully diluted earnings per share attributable to TeleTech shareholders was $0.71 compared to $1.26 in 2015.

•                 Non-GAAP fully diluted earnings per share was $1.32 compared to $1.48 in the prior year.

Bookings

During the full year 2016, TeleTech signed an estimated $422 million in annualized contract value revenue from new and expanded client relationships, a 10 percent decrease over the prior year. The bookings mix was diversified across all verticals with approximately 85 percent from existing clients, 53 percent from emerging businesses, and 20 percent outside of the United States.

FOURTH QUARTER 2016 FINANCIAL HIGHLIGHTS

Revenue

•                 Fourth quarter 2016 GAAP revenue increased 0.9 percent to $344.9 million compared to $341.8 million in the prior year period.

•                 Non-GAAP constant currency revenue increased 1.3 percent to $346.4 million over the prior year period. Organic revenue growth was a negative 1.6 percent.

Income from Operations

•                 Fourth quarter 2016 GAAP income from operations was $6.2 million, or 1.8 percent of revenue, compared to $25.1 million, or 7.3 percent of revenue in the fourth quarter 2015.

•                 Non-GAAP constant currency income from operations was $29.7 million or 8.6 percent of adjusted revenue versus 8.9 percent the prior year.

Restructuring and Impairment

•                 Fourth quarter 2016 GAAP results include $0.5 million of restructuring charges and $26.4 million of impairment charges.

Earnings Per Share

•                 Fourth quarter 2016 GAAP fully diluted loss per share attributable to TeleTech shareholders of one cent compared to income of 35 cents in the same period last year.

•                 Non-GAAP fully diluted earnings per share was 42 cents down from 47 cents in the prior year.

Bookings

•                 During the fourth quarter 2016, TeleTech signed an estimated $122 million in annualized contract value revenue from new and expanded client relationships. The fourth quarter bookings mix was diversified across all verticals with 90 percent from existing clients, 46 percent from emerging businesses, and 28 percent from outside of the United States.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES, DIVIDENDS, AND INVESTMENTS

•                 As of December 31, 2016, TeleTech had cash and cash equivalents of $55.3 million and $229.6 million of total debt, resulting in a net debt position of $174.3 million.

•                 As of December 31, 2016, TeleTech had approximately $370 million of additional borrowing capacity available under its revolving credit facility.

•                 Cash flow from operations in the fourth quarter 2016 was $0.7 million compared to $17.6 million in the fourth quarter 2015.

•                 Capital expenditures in the fourth quarter 2016 were $12.0 million compared to $17.4 million in the fourth quarter 2015.

•                 The Company paid a $0.20 per share semi-annual dividend, an increase of eight percent, to TeleTech shareholders in the fourth quarter, or $9.3 million. The dividend was paid on October 14, 2016 to shareholders of record on October 3, 2016.

•                 During the fourth quarter 2016, TeleTech repurchased approximately 607 thousand shares of common stock for a total cost of $17.4 million. For full year 2016, TeleTech repurchased nearly 2.7 million shares of common stock for a total cost of $74.7 million. As of December 31, 2016, $19.9 million was authorized for future share repurchases. As of March 7, 2017, TeleTech had approximately $37.6 million authorized for future share repurchases, which reflects an additional $25 million authorized by the Board of Directors on February 23, 2017.

SEGMENT REPORTING & COMMENTARY

TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•                 CMS fourth quarter 2016 revenue increased 9.1 percent to $259.9 million compared to $238.3 million in the year ago quarter. Organic revenue grew 4.9 percent year-over-year. Income from operations was $14.4 million or 5.5 percent of revenue compared to $14.1 million or 5.9 percent of revenue in the prior year. Organic operating margin was 5.9 percent.

•                 Non-GAAP constant currency revenue grew 9.5 percent over the year ago period and income from operations was $23.6 million or 9.1 percent of adjusted revenue. This compares to $16.4 million or 6.9 percent of revenue in the prior year. Non-GAAP organic constant currency revenue grew 5.3 percent and non-GAAP organic constant currency operating margin was 9.6 percent.

Customer Growth Services (CGS) — Digitally-Enabled Revenue Growth Solutions

•                 CGS fourth quarter 2016 revenue declined 8.7 percent to $35.3 million compared to $38.6 million in the year ago quarter. Income from operations was $2.8 million or 8.0 percent of revenue, compared to $1.2 million, or 3.1 percent of revenue in the prior year.

•                 Non-GAAP constant currency revenue declined 8.7 percent over the year ago period and income from operations was $2.8 million or 8.0 percent of adjusted revenue. This compares to $4.1 million or 10.6 percent of revenue in the prior year.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•                 CTS fourth quarter 2016 revenue declined 23.1 percent to $32.1 million compared to $41.7 million in the year ago quarter. Loss from operations was $9.0 million or negative 28.1 percent of revenue compared to income from operations of $4.3 million or 10.3 percent of revenue in the prior year.

•                 Non-GAAP constant currency revenue declined 23.0 percent over the year ago period and income from operations was $2.3 million or 7.2 percent of adjusted revenue. This compares to $4.3 million or 10.3 percent of revenue in the prior year.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•                 CSS fourth quarter 2016 revenue declined 24.0 percent to $17.7 million from $23.2 million in the year ago quarter. Loss from operations was $1.9 million or negative 11.0 percent of revenue compared to income from operations of $5.5 million or 23.8 percent of revenue in the prior year.

•                 Non-GAAP constant currency revenue declined 22.1 percent over the year ago period and income from operations was $0.9 million or 5.1 percent of adjusted revenue. This compares to $5.5 million or 23.8 percent of revenue in the prior year.

BUSINESS OUTLOOK

“Our challenges in 2016 were not related to the relevancy of our strategy or market demand, nor our solution portfolio or operational delivery. They were related to our sales execution,” mentioned Regina Paolillo, chief financial and administrative officer of TeleTech. “We realized that in order to reverse the declining trend in our financial performance we needed to optimize our sales and marketing investment, narrow our priorities, and increase our profitability. And we moved with speed. As a result, we improved our normalized, constant currency operating margin just under 190 basis points from 5.5 percent in the first half of 2016 to 7.4 percent in the second half.”

On a GAAP basis, we anticipate TeleTech’s full year 2017 guidance as follows (excluding assets being exited, representing $20 million of revenue and breakeven operating income):

•                 Revenue — GAAP revenue estimated to increase six to seven percent between $1.315 and $1.325 billion, reflecting an approximate 150 basis point adverse impact from foreign exchange rate movements.

•                 Operating Income Margin — GAAP operating income margin estimated to a range between 8.1 and 8.3 percent, reflecting no adverse impact from foreign exchange movements.

•                 Capital Expenditures — We are maintaining our capital expenditure guidance at 4.2 percent of revenue, of which approximately 65 percent is growth oriented.

SEC FILINGS

The Company plans to file its Annual Report on Form 10-K for the period ending December 31, 2016 with the U.S. Securities and Exchange Commission no later than March 16, 2017, and based on currently available information, does not expect the final results to be materially different.

The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

A conference call and webcast with management will be held on March 9, 2017 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay will be available on the TeleTech website.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following Non-GAAP financial measures: Free Cash Flow, Non-GAAP Revenue, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. Additionally our discussion of revenue and income from operations contain references to constant currency amounts. Constant currency measures are calculated by translating the current year reported amounts using the prior year foreign exchange rates for each underlying currency. TeleTech believes that providing these Non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of these Non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read TeleTech’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

ABOUT TELETECH

TeleTech (NASDAQ: TTEC) is a leading global provider of customer experience, engagement and growth solutions. Founded in 1982, the Company helps its clients acquire, retain and grow profitable customer relationships. Using customer-centric strategy, technology, processes and operations, TeleTech partners with business leadership across marketing, sales and customer care to design and deliver a simple, more human customer experience across every interaction channel. TeleTech’s 48,000 employees live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TeleTech is bringing humanity to the customer experience, visit TeleTech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, continuation of client relationships, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the US Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenue	$344,947	$341,816	$1,275,258	$1,286,755

Operating Expenses:
Cost of services	249,943	245,668	941,592	928,247
Selling, general and administrative	44,895	48,575	175,797	194,606
Depreciation and amortization	16,914	17,279	68,675	63,808
Restructuring charges, net	502	185	4,392	1,814
Impairment losses	26,448	5,034	32,050	8,100
Total operating expenses	338,702	316,741	1,222,506	1,196,575

Income From Operations	6,245	25,075	52,752	90,180

Other income (expense)	290	(590)	(2,454)	(4,291)

Income Before Income Taxes	6,535	24,485	50,298	85,889

Provision for income taxes	(6,196)	(6,566)	(12,863)	(20,004)

Net Income	339	17,919	37,435	65,885

Net income attributable to noncontrolling interest	(953)	(916)	(3,757)	(4,219)

Net (Loss) Income Attributable to TeleTech Stockholders	$(614)	$17,003	$33,678	$61,666

Net (Loss) Income Per Share Attributable to TeleTech Stockholders

Basic	$(0.01)	$0.35	$0.71	$1.27

Diluted	$(0.01)	$0.35	$0.71	$1.26

Income From Operations Margin	1.8%	7.3%	4.1%	7.0%
Net (Loss) Income Attributable to TeleTech Stockholders Margin	(0.2)%	5.0%	2.6%	4.8%
Effective Tax Rate	94.8%	26.8%	25.6%	23.3%

Weighted Average Shares Outstanding
Basic	46,386	48,439	47,423	48,370
Diluted	46,677	48,853	47,736	49,011

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenue:
Customer Management Services	$259,933	$238,257	$924,325	$913,272
Customer Growth Services	35,292	38,642	141,005	129,021
Customer Technology Services	32,056	41,671	141,254	157,606
Customer Strategy Services	17,666	23,246	68,674	86,856
Total	$344,947	$341,816	$1,275,258	$1,286,755

Income (Loss) From Operations:
Customer Management Services	$14,352	$14,062	$50,541	$58,018
Customer Growth Services	2,831	1,186	6,969	3,077
Customer Technology Services	(8,999)	4,306	933	13,339
Customer Strategy Services	(1,939)	5,521	(5,691)	15,746
Total	$6,245	$25,075	$52,752	$90,180

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$55,264	$60,304
Accounts receivable, net	300,808	283,474
Other current assets	66,940	71,294
Assets held for sale	10,715	—
Total current assets	433,727	415,072

Property and equipment, net	151,037	168,289
Other assets	261,540	259,966

Total assets	$846,304	$843,327

LIABILITIES AND EQUITY
Total current liabilities	$178,672	$206,906
Liabilities held for sale	1,357	—
Other long-term liabilities	304,380	191,473
Mandatorily redeemable noncontrolling interest	—	4,131
Total equity	361,895	440,817

Total liabilities and equity	$846,304	$843,327

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015
Reconciliation of Revenue:

Revenue	$344,947	$341,816	$1,275,258	$1,286,755
Changes due to foreign currency fluctuations (1)	1,452		20,210
Non-GAAP Revenue	$346,399	$341,816	$1,295,468	$1,286,755

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech stockholders	$(614)	$17,003	$33,678	$61,666
Interest income	(408)	(213)	(1,234)	(1,090)
Interest expense	2,185	1,827	7,943	7,538
Provision for income taxes	6,196	6,566	12,863	20,004
EBIT	$7,359	$25,183	$53,250	$88,118

Depreciation and amortization	16,914	17,279	68,675	63,808

EBITDA	$24,273	$42,462	$121,925	$151,926

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$339	$17,919	$37,435	$65,885
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,914	17,279	68,675	63,808
Other	(16,504)	(17,612)	1,785	4,057
Net cash provided by operating activities	749	17,586	107,895	133,750

Less - Total Capital Expenditures	11,969	17,411	50,832	66,595

Free Cash Flow	$(11,220)	$175	$57,063	$67,155

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$6,245	$25,075	$52,752	$90,180
Restructuring charges, net	502	185	4,392	1,814
Impairment losses	26,448	5,034	32,050	8,100

Non-GAAP Income from Operations	$33,195	$30,294	$89,194	$100,094

Non-GAAP Income from Operations Margin	9.6%	8.9%	7.0%	7.8%

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech stockholders	$(614)	$17,003	$33,678	$61,666
Add: Asset impairment and restructuring charges, net of related taxes	18,479	3,828	26,190	6,629
Add: Changes in acquisition contingent consideration, net of related taxes	(118)	208	(4,553)	313
Add: Estimated loss on assets held for sale, net of related taxes	—	—	4,208	—
Add: Changes in valuation allowance and returns to provision adjustments	1,720	2,110	3,623	3,868

Non-GAAP Net Income Attributable to TeleTech stockholders	$19,467	$23,149	$63,146	$72,476

Diluted shares outstanding	46,677	48,853	47,736	49,011

Non-GAAP EPS Attributable to TeleTech stockholders	$0.42	$0.47	$1.32	$1.48

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech stockholders	$(614)	$17,003	$33,678	$61,666
Interest income	(408)	(213)	(1,234)	(1,090)
Interest expense	2,185	1,827	7,943	7,538
Provision for income taxes	6,196	6,566	12,863	20,004
Depreciation and amortization	16,914	17,279	68,675	63,808
Asset impairment and restructuring charges	26,950	5,219	36,442	9,914
Changes in acquisition contingent consideration	(199)	(278)	(4,766)	26
Estimated loss of assets held for sale	—	—	5,300	—
Equity-based compensation expenses	2,495	2,735	9,773	11,304

Non-GAAP EBITDA	$53,519	$50,138	$168,674	$173,170

(1)  Foreign currency fluctuations are calculated on a constant currency basis by translating the current year reported amounts using the prior year foreign exchange rates for each underlying currency.

TELETECH HOLDINGS, INC.

Foreign Exchange Impact - Non-GAAP Reconciliation & Year-over-Year (YoY) Growth Rate Comparison

U.S. Dollars in Thousands

FOURTH QUARTER

(three months end, Dec 31, 2016)

Revenue

		GAAP Revenue	Non-GAAP Adjustments	Non-GAAP Revenue	Foreign Exchange Impact	Non-GAAP Constant Currency Revenue
CMS		$259,933	$—	$259,933	$991	$260,924
	YoY Growth Rate:	9.1%		9.1%		9.5%

CGS		$35,292	$—	$35,292	$3	$35,295
	YoY Growth Rate:	-8.7%		-8.7%		-8.7%
CTS		$32,056	$—	$32,056	$16	$32,072
	YoY Growth Rate:	-23.1%		-23.1%		-23.0%
CSS		$17,666	$—	$17,666	$442	$18,108
	YoY Growth Rate:	-24.0%		-24.0%		-22.1%
Emerging Businesses		$85,014	$—	$85,014	$461	$85,475
	YoY Growth Rate:	-17.9%		-17.9%		-17.5%

Company (Consolidated)		$344,947	$—	$344,947	$1,452	$346,399
	YoY Growth Rate:	0.9%		0.9%		1.3%

Operating Income

		GAAP Operating Income	Non-GAAP Operating Income Adjustments	Non-GAAP Operating Income	Foreign Exchange Impact	Non-GAAP Constant Currency Operating Income
CMS		$14,352	$12,598	$26,950	$(3,327)	$23,623
	Operating Margin:	5.5%		10.4%		9.1%

CGS		$2,831	$39	$2,870	$(39)	$2,831
	Operating Margin:	8.0%		8.1%		8.0%
CTS		$(8,999)	$11,338	$2,339	$(28)	$2,311
	Operating Margin:	-28.1%		7.3%		7.2%
CSS		$(1,939)	$2,975	$1,036	$(110)	$926
	Operating Margin:	-11.0%		5.9%		5.1%
Emerging Businesses		$(8,107)	$14,352	$6,245	$(177)	$6,068
	Operating Margin:	-9.5%		7.3%		7.1%

Company		$6,245	$26,950	$33,195	$(3,504)	$29,691
	Operating Margin:	1.8%		9.6%		8.6%

Segments Defined:	CMS (Customer Management Services),
CGS (Customer Growth Services),
CTS (Customer Technology Services),
CSS (Customer Strategy Services)
Emerging Business: CGS, CTS, and CSS

Currency-Neutral Methodology:

Constant currency adjustments translate the current period reported amounts using the prior year FX rates, which in turn shows the underlying financial performance of the company as if foreign exchange rates did not change.This methodology also provides greater transparency to the information actually used by management in its financial and operational decision making.

Non-GAAP Operating Income:	Adjusted for restructuring and impairment costs

TELETECH HOLDINGS, INC.

Foreign Exchange Impact - Non-GAAP Reconciliation & Year-over-Year (YoY) Growth Rate Comparison

U.S. Dollars in Thousands

YTD FY16

(twelve months end, Dec 31, 2016)

Revenue

		GAAP Revenue	Non-GAAP Adjustments	Non-GAAP Revenue	Foreign Exchange Impact	Non-GAAP Constant Currency Revenue
CMS		$924,325	$—	$924,325	$17,674	$941,999
	YoY Growth Rate:	1.2%		1.2%		3.1%

CGS		$141,005	$—	$141,005	$1,306	$142,311
	YoY Growth Rate:	9.3%		9.3%		10.3%
CTS		$141,254	$—	$141,254	$41	$141,295
	YoY Growth Rate:	-10.4%		-10.4%		-10.4%
CSS		$68,674	$—	$68,674	$1,189	$69,863
	YoY Growth Rate:	-20.9%		-20.9%		-19.6%
Emerging Businesses		$350,933	$—	$350,933	$2,536	$353,469
	YoY Growth Rate:	-6.0%		-6.0%		-5.4%

Company (Consolidated)		$1,275,258	$—	$1,275,258	$20,210	$1,295,468
	YoY Growth Rate:	-0.9%		-0.9%		0.7%

Operating Income

		GAAP Operating Income	Non-GAAP Adjustments	Non-GAAP Operating Income	Foreign Exchange Impact	Non-GAAP Constant Currency Operating Income
CMS		$50,541	$16,273	$66,814	$(5,770)	$61,044
	Operating Margin:	5.5%		7.2%		6.5%

CGS		$6,969	$147	$7,116	$282	$7,398
	Operating Margin:	4.9%		5.0%		5.2%
CTS		$933	$12,425	$13,358	$(170)	$13,188
	Operating Margin:	0.7%		9.5%		9.3%
CSS		$(5,691)	$7,597	$1,906	$(194)	$1,712
	Operating Margin:	-8.3%		2.8%		2.4%
Emerging Businesses		$2,211	$20,169	$22,380	$(82)	$22,298
	Operating Margin:	0.6%		6.4%		6.3%

Company		$52,752	$36,442	$89,194	$(5,852)	$83,342
	Operating Margin:	4.1%		7.0%		6.4%

Segments Defined:	CMS (Customer Management Services),
CGS (Customer Growth Services),
CTS (Customer Technology Services),
CSS (Customer Strategy Services)
Emerging Business: CGS, CTS, and CSS

Currency-Neutral Methodology:

Constant currency adjustments translate the current period reported amounts using the prior year FX rates, which in turn shows the underlying financial performance of the company as if foreign exchange rates did not change.This methodology also provides greater transparency to the information actually used by management in its financial and operational decision making.

Non-GAAP Operating Income:	Adjusted for restructuring and impairment costs